UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 14, 2019, Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) filed with the Securities and Exchange Commission (“SEC”) the Proxy Statement on Schedule 14A (“Proxy Statement”) for our 2019 annual meeting of stockholders. On or about March 21, 2019, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on February 20, 2019, the record date for our 2019 annual meeting of stockholders. The booklet entitled “The Life in a Day of Equity LifeStyle Properties 2018” (the “2018 ELS Storybook”) will be available for stockholders to view, together with our Proxy Statement (including proxy card) and our 2018 Annual Report. The 2018 ELS Storybook contains a letter from our Chairman of the Board, Samuel Zell, and our President and Chief Executive Officer, Marguerite Nader; comparisons of our balance sheet and operating metrics against REIT industry averages and pictures of certain of our properties. Accordingly, as the 2018 ELS Storybook could be deemed to be solicitation materials under the SEC’s proxy rules, we are filing this Current Report on Form 8-K.

Stockholders may obtain free copies of our Proxy Statement and other materials relating to the annual meeting of stockholders filed with the SEC through the website maintained at the SEC at http://www.sec.gov or on our website at https://equitylifestyleproperties.com. Stockholders are advised to read our Proxy Statement because it contains important information.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	The Life in a Day of Equity LifeStyle Properties 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Paul Seavey
Paul Seavey
Executive Vice President,
Chief Financial Officer and Treasurer

Date: March 15, 2019